ServiceNow announces executive leadership promotions

As market opportunities expand, ServiceNow scales strong leadership team

Santa Clara, Calif. — Jan. 26, 2022 — ServiceNow (NYSE:NOW), the leading digital workflow company that makes the world work better for everyone, today announced leadership promotions taking effect in its global executive team. These expanded roles reflect the impressive global demand for ServiceNow as well as executive leaders’ ability to retain our inspired global workforce of 16,000-plus and to recruit the next generation of talent.

The executive leadership promotions include:
•Chief Product and Engineering Officer Chirantan “CJ” Desai has been promoted to chief operating officer (COO). As COO, Desai will now be responsible for industries and solution sales in addition to product, design, and engineering, and will help accelerate ServiceNow’s focus on industry solutions while driving continued platform leadership.
•Chief Revenue Officer Kevin Haverty has been promoted to a new strategic role as senior advisor to the CEO. Haverty will work to expand ServiceNow’s footprint in the public sector and mentor early-in-career professionals across the company, a key talent group for ServiceNow.
•President of EMEA Paul Smith has been promoted to chief commercial officer. Smith will oversee all regional sales teams, as well as sales enablement and sales operations. He will work closely with Haverty to ensure a smooth transition.

In addition, on Feb. 1, 2022, ServiceNow will welcome former Salesforce and Coca-Cola executive Ulrik Nehammer as our new president of EMEA (Europe, Middle East, Africa).

As the digital transformation opportunity continues to grow, these leaders’ tenure and experience will continue to position ServiceNow at the forefront for employees, customers, and partners.

“As our business continues to accelerate, we are strengthening our leadership team for scale,” said ServiceNow President and CEO Bill McDermott. “Customer demand for ServiceNow’s innovative platform has never been stronger. With leaders of this high caliber, we could not be more confident on our journey to $15B+ in revenue and beyond.”

Desai has led ServiceNow’s platform, product, and engineering teams for more than five years. During this time, his teams have innovated with speed and unmatched quality, establishing best-in-class standards for platform innovation, new products, product design, and successful deployments at scale. As investment in digital transformation has soared, ServiceNow’s platform and solutions portfolio continues to expand. As COO, Desai’s expanded responsibilities – including industries and solution sales – will help accelerate customer adoption of ServiceNow’s full suite of solutions.

“ServiceNow continues to lead and partner with our customers to accelerate their digital transformation journeys,” said Desai. “We have a tremendous opportunity to become the platform for every enterprise, government, and education institution. Bringing our product and industry sales teams into the same organization is consistent with our customer-first ethos and will enable us to further accelerate our innovation cycles.”

Haverty, a Veteran of the US Army National Guard, is a long-time sales leader at ServiceNow. During his 10-plus years, Haverty has successfully led and grown the sales organization on ServiceNow’s way to $5.896 billion in revenues at the end of 2021 and has built top-performing sales teams around the world.

“It’s been a huge honor for me to be part of ServiceNow’s growth for more than a decade,” said Haverty. “I’m excited to turn my attention to other critical areas of our business: serving our public sector customers, helping them create incredible citizen experiences, and helping incoming talent reach their full potential.”

Smith joined ServiceNow in July 2020 after senior roles at Salesforce and Microsoft and quickly established himself as a sales leader with broad geographic expertise and influence. He is also an ally in the technology industry for diversity, inclusion, and belonging.

“Every team across our global sales organization is best in class, and I can’t wait to work with them to ensure the best outcomes for our customers,” said Smith. “Every single person here is committed to taking care of our customers and one another. I’m humbled by the opportunity to build on the fantastic foundation and success that this organization has created.”

Hear more about the promotions during the ServiceNow Q4 and full-year 2021 earnings call on Wednesday, Jan. 26, 2022, from 2 to 3 pm PT. Register here.

About ServiceNow

ServiceNow (NYSE: NOW) makes the world work better for everyone. Our cloud-based platform and solutions deliver digital workflows that help organizations find smarter, faster, better ways to work. So employees and customers can be more connected, more innovative, and more agile. And we can all create the future we imagine. The world works with ServiceNow. For more information, visit: www.servicenow.com.

© 2022 ServiceNow, Inc. All rights reserved. ServiceNow, the ServiceNow logo, Now, and other ServiceNow marks are trademarks and/or registered trademarks of ServiceNow, Inc. in the United States and/or other countries. Other company names, product names, and logos may be trademarks of the respective companies with which they are associated.

###
Contact:

ServiceNow Media Relations
Press@servicenow.com